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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of GFI Group Inc. and subsidiaries on Form S-1 of our report dated June 15, 2004 (September 15, 2004 as to Notes 13 and 27, January 20, 2005 as to Note 28), (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the restatement described in Note 27 in the same report) relating to the consolidated financial statements of GFI Group Inc. and subsidiaries, appearing in the Prospectus, which is part of the Registration Statement (File No. 333-116517), and of our report dated June 15, 2004 (January 20, 2005 as to Note 5), relating to the financial statement schedule appearing elsewhere in that Registration Statement.

        We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
January 25, 2005

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  Exhibit 23.1